SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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ROBBINS & MYERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR 2002 ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS
SECURITY OWNERSHIP
COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
REPORT OF THE AUDIT COMMITTEE OF THE BOARD
APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS

NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS

Date:	Wednesday, December 11, 2002

Time:	11:00 A.M., E.S.T.

Place:	Olivia’s West Room Kettering Tower Second and Main Streets Dayton, Ohio 45423

At the Annual Meeting, shareholders of Robbins & Myers, Inc. will:

•	Elect three directors for a two-year term;

•	Vote on approval of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending August 31, 2003; and

•	Transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on October 18, 2002 may vote at the meeting.

Your vote is important. Please fill out the enclosed proxy card and return it in the reply envelope.

By Order of the Board of Directors,

Joseph M. Rigot

Secretary

November 7, 2002

PROXY STATEMENT FOR 2002 ANNUAL MEETING OF SHAREHOLDERS

ROBBINS & MYERS, INC.	November 7, 2002
1400 Kettering Tower
Dayton, Ohio 45423

Solicitation and Voting of Proxies

The Board of Directors of Robbins & Myers, Inc. is sending you this Proxy Statement to solicit your proxy. If you give the Board your proxy, the proxy agents of the Board will vote your shares at the Annual Meeting of Shareholders on December 11, 2002 and any adjournment of the meeting. The proxy agents will vote your shares as you specify on the proxy card. If you do not specify how your shares should be voted, the proxy agents will vote your shares in accordance with the Board’s recommendations.

You may revoke your proxy at any time before the proxy agents use it to vote on a matter. You may revoke your proxy in any one of three ways:

•	You may send in another proxy card with a later date.

•	You may notify the Company in writing before the Annual Meeting that you have revoked your proxy.

•	You may vote in person at the Annual Meeting.

The Company first mailed this Proxy Statement to shareholders on November 7, 2002.

Voting Securities and Record Date

You are entitled to notice of the Annual Meeting and to vote at the meeting if you owned common shares of record at the close of business on October 18, 2002. For each share owned of record, you are entitled to one vote. On October 18, 2002, the Company had 14,344,896 common shares outstanding, which are the only voting securities.

Quorum Requirement and Voting

A quorum of shareholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of one-third of the common shares is necessary to have a quorum for the election of directors. The presence, in person or by proxy, of the holders of a majority of the outstanding shares is necessary for any other purpose. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.

In counting votes on a particular item, the Company will treat abstentions as votes cast on the particular matter. The Company will not, however, treat broker non-votes as either votes cast or shares present for matters related to the particular item.

If a shareholder notifies the Company in writing 48 hours or more before the meeting that the shareholder desires that directors be elected by cumulative voting, then shareholders will have cumulative voting rights in the election of directors. Cumulative voting allows each shareholder to multiply the number of shares owned by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees as the shareholder desires. Nominees who receive the greatest number of votes will be elected.

ELECTION OF DIRECTORS

The Company’s Board of Directors is divided into two classes, with one class being comprised of four directors and the other of three directors. One class of directors is elected at each Annual Meeting of Shareholders for a term of two years.

At the 2002 Annual Meeting, shareholders will elect three directors who will hold office until the Annual Meeting of Shareholders in 2004. The Board has nominated Gerald L. Connelly, Thomas P. Loftis, and Jerome F. Tatar for election as directors. All nominees are presently directors.

If a nominee becomes unable to stand for reelection, the Board’s proxy agents will vote the proxies for a substitute nominee of the Board. If shareholders vote cumulatively in the election of directors, then the Board’s proxy agents will vote the shares represented by the proxies cumulatively for the election of as many of the Board’s nominees as possible and in such order as the proxy agents determine.

Nominees for Term of Office Expiring in 2004

Gerald L. Connelly	Director Since 1998

Mr. Connelly, age 61, has been President and Chief Executive Officer of the Company since January 1, 1999. From April 1996 to January 1999, he was Executive Vice President and Chief Operating Officer of the Company and from June 1994 to April 1996, he was a Vice President of the Company and President of its Process Industries Group.

Thomas P. Loftis	Director Since 1987

Mr. Loftis, 58, has been engaged in commercial real estate development, asset management and consulting with Midland Properties, Inc. since 1981. Loftis Investments LLC, a company wholly-owned by Mr. Loftis, is a general partner of M.H.M. & Co., Ltd. (investments).

Jerome F. Tatar	Director Since 1991

Mr. Tatar, 56, has been Chairman of MeadWestvaco Corporation (forest products) since January 2002. He was Chairman, President and Chief Executive Officer of The Mead Corporation from November 1997 to January 2002. From April 1996 to November 1997, he was President and Chief Operating Officer and a director of The Mead Corporation. Mr. Tatar is also a director of MeadWestvaco Corporation and National City Corp.

Directors Continuing in Office Until 2003

Robert J. Kegerreis, Ph.D.	Director Since 1972

Dr. Kegerreis, 81, served as President of Wright State University from July 1973 to June 1985. He is currently a management consultant and has served as Executive Director of the Arts Center Foundation, Dayton, Ohio, since 1989. Dr. Kegerreis is a director of the Miami Valley Research Park.

William D. Manning	Director Since 1995

Mr. Manning, 68, was Senior Vice President of The Lubrizol Corporation (industrial chemicals) from 1985 to his retirement in April 1994. He is currently a management consultant. Mr. Manning is a director of Unifrax Corporation and NYCO America LLC.

Maynard H. Murch IV	Director Since 1977

Mr. Murch, 58, has been Chairman of the Board of the Company since July 1979. He is President and Chief Executive Officer of Maynard H. Murch Co., Inc. (investments), which is managing general partner of M.H.M. & Co., Ltd. (investments). Since 1976, Mr. Murch has been Vice President of Parker/ Hunter, Incorporated (dealer in securities), a successor firm to Murch and Co., Inc., a securities firm that Mr. Murch had been associated with since 1968. Mr. Murch is a director of Lumitex, Inc. and Shiloh Industries, Inc.

John N. Taylor, Jr.	Director Since 1988

Mr. Taylor, 67, was Chairman from August 1986 to June 2002 and President from October 1974 until August 1986 of Kurz-Kasch, Inc. (a specialty manufacturer of plastic-based components and electromagnetic products).

Corporate Governance

The Board of Directors sets policy for the Company and oversees, advises and counsels the Chief Executive Officer and senior executives who manage the Company’s business and affairs. The Board has adopted Corporate Governance Guidelines that reflect the Board’s commitment to monitor the effectiveness of policy and decision making both at the Board and management level. At the Company’s web site, www.robbinsmyers.com, you may obtain a copy of these Guidelines, as well as copies of the Charters for the Board’s three committees: the Audit Committee, the Compensation Committee, and the Nominating & Governance Committee.

Meetings of Directors

The Board of Directors met eight times in fiscal 2002. The Board had two committees in fiscal 2002: the Audit Committee [Messrs. Taylor (Chairman), Kegerreis and Manning], which met twice in fiscal 2002, and the Compensation Committee [Messrs. Kegerreis (Chairman), Manning and Tatar], which met three times in fiscal 2002. Each director attended more than 75% of the meetings of the Board of Directors and the committees on which he served in fiscal 2002, except for Mr. Tatar.

The Audit Committee serves as the representative of the Board for the general oversight of Company affairs in the area of financial accounting and reporting and the underlying internal controls. The Committee meets with Company personnel and with representatives of Ernst & Young LLP, the Company’s independent auditors, to review internal auditing procedures, the annual audit of the Company’s financial statements, and compliance with the Company’s Code of Business Conduct. The Committee reports its findings and recommendations to the Board of Directors. The Audit Committee Charter more specifically sets forth the duties and responsibilities of the committee. This Charter was amended by the Board on October 2, 2002 and is included as Appendix A to this Proxy Statement.

The Compensation Committee develops and administers the Company’s executive compensation policies and programs and sets the compensation of executive officers. The Committee also advises the Board of Directors on the creation, administration or modification of employee compensation policies and procedures.

On October 2, 2002, the Board established a Nominating & Governance Committee. The initial members of this committee will be appointed at the Organizational Meeting of the Board immediately following the Annual Meeting of Shareholders. The principal responsibilities of the committee will be to identify individuals qualified to become Board members, recommend director nominees to be elected by shareholders or to fill vacancies in the Board, recommend annually to the Board the directors to be appointed to Board committees, and monitor and evaluate how effectively the Company, the Board, and its Committees have implemented the policies and principles of the Board’s Corporate Governance Guidelines.

Director Compensation

Directors who are not employees of the Company received the following compensation in fiscal 2002:

Annual Retainer:	$32,000 (50% is generally paid in restricted shares of the Company which vest after one year)

Committee Chairman Stipend:	$3,000

Stock Options:	2,000 share option granted to each director on the date he is elected to a new term; option price is equal to fair market value on date of election.

In fiscal 2002, Maynard H. Murch IV, as Chairman of the Company, was paid a salary of $125,000, participated in the Company’s pension plan and employees savings plan, and was granted an option to purchase 2,000 common shares at an option exercise price of $24.22 per share.

SECURITY OWNERSHIP

Directors and Executive Officers

Set forth below is information as of October 18, 2002 concerning common shares of the Company beneficially owned by each director, each executive officer named in the Summary Compensation Table, and directors and executive officers as a group.

	Number of Shares
	Beneficially Owned		Percent of
Individual or Group	as of 10/18/02(1)		Class

Gerald L. Connelly	215,038		1.5%
Robert J. Kegerreis	36,525		(5)
Thomas P. Loftis	44,239	(2)	(5)
William D. Manning	21,456		(5)
Maynard H. Murch IV	3,087,600	(3)	21.5%
Jerome F. Tatar	22,853		(5)
John N. Taylor, Jr.	64,725	(4)	(5)
Kevin J. Brown	33,069		(5)
Hugh E. Becker	17,658		(5)
Milton M. Hernandez	17,107		(5)
Karl H. Bergmann	55,500		(5)
Directors and Executive Officers as a Group (14 persons)	3,641,341		24.8%

(1)	Unless otherwise indicated, total voting power and total investment power are exercised by each individual and/or a member of his household. Shares which a person may acquire within 60 days of October 18, 2002 are treated as “beneficially owned” and the number of such shares included in the table for each person is:

Mr. Connelly — 170,000	Dr. Kegerreis — 8,367	Mr. Loftis — 6,917
Mr. Manning — 12,000	Mr. Murch — 5,334	Mr. Tatar — 10,000
Mr. Taylor — 8,000	Mr. Brown — 30,794	Mr. Becker — 17,500
Mr. Hernandez — 15,833	Mr. Bergmann — 55,500
Directors and executive officers as a group — 353,160

(2)	Includes 11,368 shares with respect to which Mr. Loftis has sole voting and shared investment power.

(3)	Includes 32,000 shares with respect to which Mr. Murch has sole voting and shared investment power and 2,994,254 shares beneficially owned by M.H.M. & Co., Ltd. See Footnote (1) in the following section.

(4)	Includes 20,200 shares held of record in the name of K-K Realty Partners, Ltd., of which Mr. Taylor is the general partner.

(5)	Less than 1%.

Principal Shareholders

The only persons known by the Board of Directors of the Company to be beneficial owners of more than 5% of the outstanding common shares of the Company as of October 18, 2002 are listed in the following table:

	Number of Common
	Shares Beneficially
Name and Address	Owned as of 10/18/02	% of Class

M.H.M. & Co., Ltd.(1) 830 Hanna Building Cleveland, OH 44115	2,994,254	20.1%

WEDGE Capital Management L.L.P.(2) 2920 One First Union Center 301 South College Street Charlotte, North Carolina 28202	745,700	5.2%

(1)	M.H.M. & Co., Ltd. is an Ohio limited partnership (the “Partnership”). Maynard H. Murch Co., Inc. is the managing general partner, and Loftis Investments LLC, a company wholly-owned by Thomas P. Loftis is the other general partner, of the Partnership. Partnership decisions with respect to the voting and disposition of Company shares are determined by Maynard H. Murch Co., Inc., whose board of directors is comprised of Maynard H. Murch IV and Robert B. Murch, who are brothers, and Creighton B. Murch, who is their first cousin.

(2)	WEDGE Capital Management L.L.P. is a registered investment advisor.

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors develops and administers the compensation policies and programs and sets the compensation of executive officers of the Company. The Committee members are three directors who are not present or former employees of the Company.

Objectives and Policies

The Committee seeks to:

•	Attract and retain talented executives critical to the long-term success of the Company;

•	Offer total compensation programs that compare favorably to those of global industrial companies similar to the Company;

•	Tie compensation to the Annual Business Plan and progress on long-term goals;

•	Reward both Company and individual performance; and

•	Link executive’s goals with those of the shareholders.

Tax Deductibility of Compensation. Because certain executives could realize more than $1,000,000 in compensation in one year due to payout of long-term incentives and option exercises, the Committee addressed the $1,000,000 annual limitation on deductibility for federal income tax of compensation paid to executives named in the “Summary Compensation Table,” which follows this report. Shareholders approved the 1999 Long-Term Incentive Stock Plan in 1999 and Senior Executive Annual Cash Bonus Plan in 2001. Incentive compensation paid to the Company’s executives as cash bonuses, performance shares, and stock options should normally be deductible for federal income taxes.

Types of Compensation

The Company pays two types of compensation:

•	Annual compensation — includes base salary and a cash bonus if certain financial targets are achieved; and

•	Long-term compensation — includes annual stock option grants, which are only valuable if the Company’s stock price increases and restricted shares, which are only granted to executives if a specified three-year goal is met.

Annual Compensation

Base Salary. The Company pays executives a salary each year which it believes is competitive with salaries paid by other industrial companies similar to the Company based on survey data of independent compensation consultants. The Committee reviews this survey data and periodically adjusts the Company’s management salary structure to maintain salary ranges at or slightly above the survey median. Individual salaries, which are considered annually, may be adjusted to reflect changes in the Company’s salary structure, individual performance during the preceding year as well as overall Company performance.

Annual Cash Bonus Opportunity. Executives can earn a cash bonus each year. For fiscal 2002, the bonuses were calculated as follows:

•	Available bonuses at targeted performance levels ranged from 25% to 50% of base salary; executives with higher positions on the Company’s position evaluation system were eligible for a larger bonus percentage, effectively making more of their total compensation dependent on performance.

•	Performance measures and the respective weighting assigned to each were:

—	Consolidated sales growth (33.3%)

—	Earnings per share growth (33.3%)

—	Controllable asset management (cash conversion cycle) (33.3%)

•	No bonuses were paid for fiscal 2002 to any executive officer other than Messrs. Bergmann and Hernandez who earned bonuses at approximately 19% of their targeted percentages based on actual performance achievements for fiscal 2002.

Long-Term Compensation Incentives

The Company’s executives make strategic business decisions, which are ultimately successful, only if they increase shareholder value. The Committee believes a significant portion of executive compensation should be tied to increases in shareholder value and paid in Company stock. To accomplish this, the Committee uses stock options and restricted shares as long-term incentives.

Stock Options. The Committee annually grants stock options to executives under the Company’s 1999 Long-Term Incentive Stock Plan. The option price is the fair market value of a Company share on the date of grant. Options generally become exercisable over a three-year period and expire 10 years after grant. The Committee determines the number of shares, if any, to be granted to each executive based on:

•	Executive’s ability to impact the Company’s long-term financial results;

•	Executive’s recent performance; and

•	Importance of executive to the Company achieving its long-term goals.

Performance Shares. At the beginning of fiscal 2000, the Committee awarded performance units to executives. The number of performance units earned, which convert to restricted shares, is directly related to the total shareholder return for the Company over the three-year period ended August 31, 2002 compared to the total shareholder return for companies in the Russell 2000 Company Group Index (“Index”) for the same period. No restricted shares are earned unless the total shareholder return for the Company for the three-year period is at least equal to the median return for companies in the Index. No awards were earned for the three-year period ended August 31, 2002.

Compensation of Chief Executive Officer

In determining Mr. Connelly’s total compensation, the Committee considers the Company’s financial results, his leadership in developing and executing the Company’s strategic plan, and his role in the Company’s acquisition program.

The Committee increased Mr. Connelly’s salary in October 2001 from $445,000 to $500,000. Mr. Connelly, as a participant in the annual cash bonus plan, had a target award at 50% of his base salary for fiscal 2002. Based on the Company’s performance achievements relative to the financial performance measures applicable for fiscal 2002, Mr. Connelly did not receive a bonus for fiscal 2002.

During fiscal 2002, the Committee granted Mr. Connelly options to purchase 30,000 common shares. This represents the normal annual grant under the 1999 Long-Term Incentive Stock Plan for the President and Chief Executive Officer. In determining the size of the award, the Committee evaluated the accomplishments of major strategic objectives as well as Mr. Connelly’s potential for influencing future results. Consideration was also given to the relationship of previous grants and his total number of outstanding options.

The Committee believes its compensation policies and program for executive officers, including the Chief Executive Officer, effectively tie executive compensation to the Company’s performance and shareholder value.

THE COMPENSATION COMMITTEE

Robert J. Kegerreis, Chairman William D. Manning Jerome F. Tatar

EXECUTIVE COMPENSATION

The following sections show compensation information relating to the Chief Executive Officer and the next four most highly compensated executive officers of the Company at August 31, 2002. The information is presented on a fiscal year basis.

Summary Compensation Table

				Long-Term
		Annual Compensation		Compensation Awards

Name and				Number of Shares	All Other
Principal Position	Year	Salary	Bonus	Underlying Options	Compensation(1)

Gerald L. Connelly,	2002	$500,000	$–0–	30,000	$5,500
President and	2001	445,000	215,825	30,000	5,640
Chief Executive Officer	2000	420,000	184,400	30,000	4,200
Kevin J. Brown,	2002	$200,000	$–0–	17,500	$4,952
Vice President and	2001	187,000	72,556	15,000	3,785
Chief Financial Officer	2000	161,667	61,600	15,000	3,115
Hugh E. Becker,	2002	$196,000	$–0–	10,000	$4,883
Vice President,	2001	187,000	63,487	10,000	5,885
Investor Relations and Human Resources	2000	178,000	54,824	10,000	4,125
Milton M. Hernandez,	2002	$225,000	$19,238	17,500	$5,413
Group Vice President and	2001	185,000	62,808	17,500	4,835
President, Robbins & Myers Europe(2)	2000	72,917	22,458	15,000	969
Karl H. Bergmann,	2002	$200,163	$15,212	10,000	$–0–
Vice President and
Vice President, Operations,
Robbins & Myers Europe(2)

(1)	All amounts presented are Company contributions under its Employee Savings Plan.

(2)	Mr. Hernandez was first employed by the Company on April 4, 2000, and Mr. Bergmann became an executive officer of the Company on September 1, 2001.

Fiscal 2002 Stock Option Grants

The following table presents information concerning stock options granted in fiscal 2002 to the persons named in the Summary Compensation Table. The table also shows the hypothetical gains that would exist for the options at the end of their ten-year terms, assuming compound rates of stock appreciation of 5% and 10%. Actual future appreciation will depend on the market value of the Company’s common shares.

	Individual Grants(1)
					Potential Realizable Value at
	Number of	% of Total			Assumed Annual Rates of Stock
	Shares	Options			Price Appreciation for Option
	Underlying	Granted to			Term(2)
	Options	Employees in	Exercise	Expiration
Name	Granted	Fiscal 2002	Price	Date	5%	10%

Stock Appreciation for All Shareholders (3)	N/A	N/A	N/A	N/A	$170,425,291	$432,011,630
Gerald L. Connelly	30,000	15%	$25.17	6/24/12	$454,879	$1,183,467
Kevin J. Brown	17,500	8.5%	$25.17	6/24/12	$277,012	$702,004
Hugh E. Becker	10,000	5.0%	$25.17	6/24/12	$158,293	$401,145
Milton M. Hernandez	17,500	8.5%	$25.17	6/24/12	$277,012	$702,004
Karl H. Bergmann	10,000	5.0%	$25.17	6/24/12	$158,293	$401,145

(1)	Under the Company’s option plans, one-third of the shares subject to an option may be purchased one year after the date of grant, two-thirds after two years, and 100% after three years and the options have a 10-year term.

(2)	The dollar amounts under these columns are the result of calculations at 5% and 10% rates of appreciation, assuming annual compounding, and are not intended to forecast possible appreciation, if any, in the Company’s share price.

(3)	For “Stock Appreciation for All Shareholders,” the potential realizable value is calculated based on $18.91, the closing price of a common share on August 30, 2002, and the number of shares outstanding on such date.

Option Exercises in Fiscal 2002 and Fiscal Year-End Option Values

The following table presents information concerning all exercises of options to purchase Company shares during fiscal 2002 by the persons named in the Summary Compensation Table and the value of all unexercised options at August 31, 2002.

			Number of Shares		Value of Unexercised
			Underlying Unexercised		In-The-Money
			Options at 8/31/02		Options at 8/31/02(2)

	Shares Acquired	Value
Name	On Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Gerald L. Connelly	–0–	–0–	170,000	60,000	$399,420	$–0–
Kevin J. Brown	–0–	–0–	30,500	32,500	$2,820	$–0–
Hugh E. Becker	22,000	$90,826	17,500	20,000	$–0–	$–0–
Milton M. Hernandez	–0–	–0–	15,833	34,167	$–0–	$–0–
Karl H. Bergmann	–0–	–0–	55,500	20,000	$91,880	$–0–

(1)	Represents the excess of the market value of the acquired shares on the dates of exercise over the aggregate option price paid.

(2)	Represents the excess of the market value at August 31, 2002 of the shares subject to the options over the aggregate option exercise price.

Pension Plan

The Company has a noncontributory, defined benefit pension plan for officers and other salaried employees (the “Pension Plan”). The Company calculates retirement benefits under the Pension Plan on the basis of the employee’s average annual compensation for the five highest years during the employee’s last ten years of employment with reductions for credited years of service less than 35. The maximum annual retirement benefit that the Company can pay under the Pension Plan to any participant as a result of limitations imposed under the Internal Revenue Code is presently $160,000.

Compensation for the purpose of calculating retirement benefits includes salary and bonuses (exclusive of deferred incentive compensation). The total amount of such compensation for executive officers for fiscal 2002 is presented in the Summary Compensation Table under the heading “Annual Compensation.”

The Company also has a Supplemental Pension Plan (the “Supplemental Plan”) which provides supplemental retirement benefits for Messrs. Connelly, Brown, Hernandez, Becker, and other key employees as they obtain eligibility under the criteria established by the Board for participation in the plan. The supplemental retirement benefit is provided under terms and conditions similar to those under the Pension Plan except the Supplemental Plan allows for the crediting of additional years of service by the Committee. The supplemental retirement benefit is equal to the excess of (i) the benefit that would have been payable to the employee under the Pension Plan without regard to certain annual retirement income and benefit limitations imposed by federal law and at the years of service credited under the Supplemental Plan over (ii) the benefit payable to the employee under the Pension Plan.

The following table shows the estimated maximum annual retirement benefits payable at normal retirement (age 65) under the Pension Plan and Supplemental Plan at selected compensation levels after various years of service. The credited years of service for the current executive officers named in the Summary Compensation Table is: Mr. Connelly — 11, Mr. Brown — 7, Mr. Hernandez — 2, and Mr. Becker — 26. Amounts shown are straight life annuity amounts. These amounts are not reduced to take into account Social Security benefits paid to the employee. Mr. Bergmann does not participate in the Pension Plan or the Supplemental Plan, but the Company will provide him with a pension benefit equivalent to what he would have if he were a participant in the plans with credited service of nine years.

	Estimated Annual Retirement Benefits
	For Specified Years of Service

Final Average
Compensation	15 Years	20 Years	25 Years	30 Years	35 Years

$250,000	$51,418	$68,543	$85,668	$102,793	$119,876
300,000	61,919	82,544	103,170	123,796	144,379
350,000	72,418	96,544	120,669	144,794	168,878
400,000	82,918	110,543	138,168	165,793	193,376
500,000	103,918	138,544	173,169	207,794	242,378
600,000	124,919	166,544	208,170	249,796	291,379
700,000	144,264	192,348	240,444	288,528	336,624

Other

The Company has agreed to pay Mr. Connelly one year’s salary in the event the Company terminates his employment as Chief Executive Officer for reasons other than misconduct. If such termination occurs within three years after a change of control of the Company (as defined in the agreement), his salary continues for a three-year period.

PERFORMANCE GRAPH

The following graph compares the cumulative total return to shareholders on the Company’s common shares for its last five fiscal years with the cumulative total return of the Russell 2000 Company Group Index and the S&P Industrial Machinery Index for the same periods. The graph depicts the value on August 31, 2002 of a $100 investment made on August 31, 1997 in Company shares and each index, with all dividends reinvested.

Performance Graph Data	8/97	8/98	8/99	8/00	8/01	8/02

Robbins & Myers, Inc.	100	73	73	75	90	61
Russell 2000	100	81	103	132	116	98
S&P Industrial Machinery	100	82	124	105	108	112

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee is comprised of three members of the Company’s Board of Directors. Each member of the Audit Committee is independent as “independence” is defined at Sections 303.01(B)(2)(a) and (B)(3) of the New York Stock Exchange’s listing standards. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which the Board of Directors adopted on October 2, 2002. A copy of Charter is included as Appendix A to this Proxy Statement. The Audit Committee, among other things, recommends to the Board of Directors (i) that the audited financial statements be included in the Company’s Annual Report on Form 10-K and (ii) the selection of the independent auditors to audit the books and records of the Company.

The Audit Committee has (i) reviewed and discussed the Company’s audited financial statements for the fiscal year ended August 31, 2002 with the Company’s management and with the Company’s independent auditors; (ii) discussed with the Company’s independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and (iii) received and discussed the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees). Based on such review and discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 31, 2002 for filing with the U.S. Securities and Exchange Commission.

THE AUDIT COMMITTEE
John N. Taylor, Jr., Chairman
Robert J. Kegerreis
William D. Manning

APPOINTMENT OF INDEPENDENT AUDITORS

Ernst & Young LLP served as the Company’s independent auditors during the fiscal year ended August 31, 2002. A representative of Ernst & Young is expected to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to appropriate questions from shareholders.

In addition to rendering audit services during fiscal 2002, Ernst & Young performed certain non-audit services (primarily acquisition and tax related services) for the Company and its consolidated subsidiaries. The Company paid the following fees to Ernst & Young for services rendered during fiscal 2002:

Audit Fees	$709,700

Financial Information Systems Design and Implementation Fees	$-0-

All Other Fees	$379,778

In recommending to the Board that Ernst & Young serve as the Company’s independent auditors for fiscal 2003, the Audit Committee reviewed past audit results and non-audit services performed during fiscal 2002 and proposed to be performed during fiscal 2003. In selecting Ernst & Young, the Audit Committee carefully considered the impact of such services on Ernst & Young’s independence. The Audit Committee has determined that the performance of such non-audit services did not affect the independence of Ernst & Young. Ernst & Young has advised the Company that it is in compliance with all rules, standards and policies of the Independence Standards Board and the Securities and Exchange Commission governing auditor independence.

Subject to ratification by the shareholders, the Board of Directors of the Company has selected Ernst & Young as independent auditors for the Company for the fiscal year ending August 31, 2003. The Board recommends a vote “FOR” the proposal to ratify such selection. In the event shareholders do not approve the selection of Ernst & Young, the Board will seek to determine from shareholders the principal reasons Ernst & Young was not approved, evaluate such reasons, and consider whether, in view of the circumstances, a different firm of independent auditors should be selected for fiscal 2003.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned above. However, if other matters should properly come before the meeting, or any adjournment thereof, it is intended that the Board’s proxy agents will vote the proxies in their discretion.

The Company will bear the cost of soliciting proxies. In addition to the use of the mails, certain officers, directors, and regular employees of the Company may solicit proxies by telephone or personal interview. The Company will request brokerage houses, banks and other persons to forward proxy material to the beneficial owners of shares held of record by such persons.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers of the Company and owners of more than 10% of the Company’s common shares to file an initial ownership report with the Securities and Exchange Commission and a monthly or annual report listing any subsequent change in their ownership of common shares. The Company believes, based on information provided to the Company by the persons required to file such reports, that all filing requirements applicable to such persons during the period from September 1, 2001 through August 31, 2002, were met.

SHAREHOLDER PROPOSALS

If you intend to submit a proposal for inclusion in the Company’s proxy statement and form of proxy for the 2003 Annual Meeting of Shareholders, the Company must receive the proposal at 1400 Kettering Tower, Dayton, Ohio 45423, Attention: Corporate Secretary, on or before July 9, 2003. The 2003 Annual Meeting of Shareholders is presently scheduled to be held on December 10, 2003.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly by a shareholder at the 2003 Annual Meeting, management will be able to vote proxies in its discretion if the Company: (i) receives notice of the proposal before the close of business on September 24, 2003 and advises shareholders in the 2003 proxy statement about the nature of the matter and how management intends to vote on such matter or (ii) does not receive notice of the proposal before the close of business on September 24, 2002.

The Company’s Code of Regulations, which is available upon request to the Corporate Secretary, provides that nominations for director may only be made by the Board of Directors (or an authorized board committee) or a shareholder entitled to vote who sends notice of the nomination to the Corporate Secretary not fewer than 50 days nor more than 75 days prior to the meeting date. Such notice is required to contain certain information specified in the Company’s Code of Regulations. For a nominee of a shareholder to be eligible for election at the 2003 Annual Meeting, the shareholder’s notice of nomination must be received by the Corporate Secretary between September 27, 2003 and October 21, 2003. This advance notice period is intended to allow all shareholders to have an opportunity to consider nominees expected to be considered at the meeting.

All submissions to, or requests from, the Corporate Secretary should be sent to Robbins & Myers, Inc., 1400 Kettering Tower, Dayton, Ohio 45423.

By Order of the Board of Directors,

Joseph M. Rigot
Secretary

Appendix A

ROBBINS & MYERS, INC.

CHARTER OF THE

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Organization and Functioning

There shall be a committee of the Board of Directors to be known as the Audit Committee (the “Committee”). The Committee shall be comprised of at least three Directors who shall be appointed by the Board after considering the recommendation of the Nominating & Governance Committee. The Committee shall only include directors who satisfy the independence requirements of the New York Stock Exchange and are free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a Committee member. In addition, each member shall be financially literate.

The Committee shall meet at least quarterly and hold such other meetings from time to time as may be called by its Chairman or any two members of the Committee. A majority of the members of the Committee shall constitute a quorum of the Committee. A majority of the members in attendance shall decide any question brought before any meeting of the Committee.

The Committee shall meet separately, at least quarterly, with management, the internal auditor (or other personnel responsible for the internal audit function), and the Company’s independent auditor.

The Committee shall keep minutes of its proceedings that shall be signed by its Chairman and the person whom the Chairman designates to act as secretary of the meeting. The minutes of a meeting shall be approved by the Committee at its next meeting, shall be available for review by the entire Board, and shall be filed as permanent records with the Secretary of the Company.

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.

The Chairman shall at each meeting of the Board following a meeting of the Committee report to the full Board on the matters considered at the last meeting of the Committee.

Members of the Audit Committee may not receive any compensation from the Company except for services as a director, committee member or committee chairman.

At least annually, the Board shall provide the Committee with a written evaluation of whether the Committee is meeting the requirements of its Charter and functioning effectively.

Statement of Purposes

The Committee shall:

1.	Assist the Board in the oversight of:

a.	The integrity of the Company’s financial statements;

b.	The integrity, adequacy, and clarity of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

c.	The Company’s compliance with legal and regulatory requirements;

d.	The independent auditor’s qualifications and independence; and

e.	The performance of the Company’s internal audit function and independent auditor;

2.	Review (i) the report on the financial statements that the SEC rules require be included in the Company’s proxy statement and (ii) the report on internal controls that SEC rules require be included in the Company’s annual Form 10-K report;

3.	Resolve any disagreements between management and the auditor regarding financial reporting; and

4.	Establish procedures for addressing complaints concerning auditing issues and procedures for employee whistleblowers to anonymously submit their concerns regarding accounting and auditing.

The Committee shall assure that, with respect to the above listed items, there is free and open means of communication between the Directors, the independent auditor, the persons responsible for the Company’s internal audit function and the financial management of the Company.

Specific Duties and Responsibilities

1.	Engagement of Independent Auditor. The Committee shall annually appoint the firm that will serve as the Company’s independent auditor (subject, if applicable, to shareholder ratification). In this matter the Committee shall have a clear understanding with management and the independent auditor that the independent auditor is ultimately accountable to the Committee, as representatives of the Company’s shareholders. The Committee shall have the ultimate authority and responsibility to determine the compensation of, to evaluate and, where appropriate, to replace the independent auditor.

2.	Annual Financial Statements. The Committee shall review with representatives of the independent auditor:

a.	The scope of, and the plan for the staffing of, its annual audit of the Company’s financial statements;

b.	The annual audit fees and approve the same if appropriate;

c.	The results of the most recent annual audit;

d.	Any recommendations with respect to internal controls and other financial matters, including any perceived weaknesses in the Company’s internal controls, policies, procedures, business risk, and legal and ethical compliance matters;

e.	Any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection and application of accounting principles, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company’s financial statements;

f.	The effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements;

g.	Major financial risk exposures and the steps that management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies; and

h.	The annual financial statements to be contained in the annual report to shareholders to determine that the independent auditor and management are satisfied with the disclosure and content of the financial statements to be presented to shareholders; and recommend to the Board whether the annual financial statements should be included in the annual report to shareholders.

3.	Annual and Quarterly Financial Statements and Disclosures. The Committee shall review annual and interim financial statements with management and the independent auditor prior to filing with the SEC any annual Form 10-K report or quarterly Form 10-Q report, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in each report. The Committee shall also discuss the results of the annual and quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards. The Committee shall also discuss at this time earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as information and earnings guidance provided to analysts and rating agencies.

4.	Non-audit Services – Approval and Disclosure. The Committee shall approve in advance, and review, the nature and cost of any non-audit services performed for the Company by its independent auditor. The Company shall not engage its independent auditor to perform any of the following non-audit services:

a.	Bookkeeping or other services related to the accounting records or financial statements of the Company or its subsidiaries;

b.	Financial information systems design and implementation;

c.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

d.	Actuarial services;

e.	Internal audit outsourcing services;

f.	Management functions or human resources;

g.	Broker or dealer, investment adviser, or investment banking services;

h.	Legal services and expert services unrelated to the audit (except that tax services shall be permitted); and

i.	Any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

The Chairman is authorized, in intervals between meetings of the Committee, to approve non-audit services.

All non-audit services that are approved by the Committee or the Chairman shall be disclosed in the periodic report that the Company files with the SEC that includes the date on which the non-audit services were approved.

5.	Qualifications of Independent Auditor. At least annually, the Committee shall obtain and review a report by the Company’s independent auditor which describes the independent auditor’s internal quality control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and all relationships between the independent auditor and the Company.

6.	Oversight of the Company’s Internal Audit Function. The Committee shall:

a.	Review the structure of the Company’s internal audit function; and, if applicable, review the appointment and replacement of the senior internal auditing executive;

b.	Review the significant reports to management prepared by the internal auditing department and management’s responses; and

c.	Discuss with the independent auditor the internal audit function of the Company, the responsibilities of the persons carrying out the function, budget and staffing and any recommended changes in the planned scope of the internal audit.

7.	Oversight of the Company’s Senior Financial Officers. The Committee shall:

a.	Review the appointment or replacement of the Company’s senior financial officers (principal financial officer, principal accounting officer, treasurer and controller);

b.	Develop a Code of Ethics for Senior Financial Officers; and

c.	Monitor compliance with the Code of Ethics for Senior Financial Officers and cause any waiver of the Code to be disclosed in a Form 8-K Report filed with the SEC and posted on the Company’s web site.

8.	CEO/ CFO Certifications. The Committee shall:

a.	Review with the CEO and CFO each quarter the certifications that each of them will make in connection with the filing of the Company’s next Quarterly Report on Form 10-Q or Annual Report on Form 10-K; and

b.	Review the procedures that were followed by the CEO, CFO and other financial staff of the Company, including internal auditors, to provide reasonable assurances that the statements in the CEO and CFO certifications are true and accurate and review the steps taken by counsel for the Company to document the completion and effectiveness of the CEO/ CFO certification verification and testing processes implemented by the Company.

9.	Compliance Oversight Responsibilities. The Committee shall:

a.	Review compliance by the Company and its subsidiaries and all directors, officers and employees with the Company’s Code of Business Conduct, which includes policies on business ethics, public responsibility, conflicts of interests and related party transactions;

b.	Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies;

c.	Make such other recommendations to the Board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board; and

d.	Discuss with (or obtain a report from) the Company’s General Counsel concerning legal matters that may have a material impact on the financial statements or the Company’s compliance policies.

10.	Charter. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

General

The Company will not employ any person formerly employed by the Company’s independent auditors until three years after the termination of such person’s employment with the

Company’s auditors if such person while employed by the Company’s auditors had rendered services to the Company.

The Committee shall report annually, or as necessary, to the shareholders as to the Committee’s fulfillment of its responsibilities under this Charter.

DETACH CARD

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PROXY

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON

DECEMBER 11, 2002
Solicited On Behalf Of The Board Of
Directors Of The Company

The undersigned holder(s) of Common Shares of ROBBINS & MYERS, INC., an Ohio corporation (the “Company”), hereby appoints Gerald L. Connelly, Robert J. Kegerreis, and Maynard H. Murch IV, and each of them, attorneys of the undersigned, with power of substitution, to vote all of the Common Shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Wednesday, December 11, 2002, and at any adjournment thereof, as follows:

1. ELECTION OF DIRECTORS.

FOR all nominees listed below ☐	WITHHOLD AUTHORITY ☐

(except as marked to the contrary below),	to vote for all nominees listed below.

including authority to cumulate votes selectively among such nominees.

Gerald L. Connelly, Thomas P. Loftis, Jerome F. Tatar

(Instruction: to withhold authority to vote for any individual nominee, strike a line through the nominee’s name.)

2.	APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY.
☐ FOR ☐ AGAINST ☐ ABSTAIN

3.	IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The Board of Directors recommends that you vote FOR Proposals 1 and 2. When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder. If no direction is specified, this proxy will be voted FOR Proposals 1 and 2.

(Continued and to be signed, on the reverse side)

DETACH CARD

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(Continued from reverse side)

Receipt is acknowledged of Notice of the above meeting, the Proxy Statement relating thereto and the Annual Report to Shareholders for the fiscal year ended August 31, 2002.

DATED: ____________, 2002

___________________________

___________________________
(Signatures)

Shareholders should date this proxy and sign here exactly as name appears at left. If stock is held jointly, both owners should sign this proxy. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign.